Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 27, 2015 relating to the consolidated financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting of Meru Networks, Inc., which appear in the Annual Report on Form 10-K of Meru Networks, Inc. for the year ended December 31, 2014.

/s/ Burr Pilger Mayer, Inc.

San Jose, California

March 9, 2015